Exhibit 4.1

NEITHER THIS NOTE, NOR ANY SECURITIES CONSTITUTING INTEREST CONVERSION SHARES (DEFINED BELOW) THAT MAY BE ISSUED AS PROVIDED HEREIN, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.  THIS NOTE AND ANY SECURITIES CONSTITUTING INTEREST CONVERSION SHARES (DEFINED BELOW) THAT MAY BE ISSUED AS PROVIDED HEREIN, MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The indebtedness and securities evidenced hereby are subordinated in accordance with and subject to the terms of that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of January 25, 2017, by and among Jackson Investment Group, LLC, a Georgia limited liability company, (“Subordinated Lender”), Staffing 360 Solutions, Inc., a Nevada corporation (“Parent”), certain of the Parent’s subsidiaries party thereto and MidCap Funding X Trust, in its capacity as agent (together with its affiliates and their respective successors and assigns, “Senior Agent”) for the Senior Lenders (as defined in the Subordination Agreement), and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

6% SUBORDINATED SECURED NOTE

$1,650,000	April 5, 2017

FOR VALUE RECEIVED, the undersigned, STAFFING 360 SOLUTIONS, INC., a Nevada corporation (the “Company”), hereby promises to pay to Jackson Investment Group, LLC (together with its successors and assigns, the “Purchaser”), the principal sum of ONE Million SIX HUNDRED fifty THOUSAND Dollars ($1,650,000) on June 8, 2019 (or such earlier date upon any acceleration of this Note as provided for herein, the “Maturity Date” provided, that in the event that the Obligors’ Debt under the MidCap Credit Agreement is at any time hereafter discharged by payment in full in cash or if otherwise consented to in writing by MidCap Senior Agent, the “Maturity Date” in respect of this Note shall be July 25, 2018 or such earlier date upon acceleration of this Note as provided for herein), together with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the rate of six percent (6.00%) per annum, accruing from and after the Second Closing Date (as defined in the Purchase Agreement referenced below) and until the entire principal balance of this 6% Subordinated Secured Note (this “Note”) shall have been repaid in full, and (b) to the extent permitted by law, on any overdue payment of principal or interest, at a rate per annum from time to time equal to five percent (5%) in excess of the rate of interest otherwise payable hereunder.

Payments of principal, interest and any other amount due with respect to this Note are to be made in lawful money of the United States of America at the address of the Purchaser as specified in Section 10.1 of the Purchase Agreement (defined below) or at such other place as shall have been designated by the Purchaser by written notice from the Purchaser to the Company.

This Note has been issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, restated supplemented or modified from time to time, the “Purchase Agreement”), among the Company, the Subsidiary Guarantors party thereto and the Purchaser, and is entitled to the benefits thereof and is secured by and entitled to the benefits of the Security Documents and is guaranteed by each of the Subsidiary Guarantors pursuant to the guaranty provided for in Article 4 of the Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Purchase Agreement.

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount (less any principal amount repaid prior to such transfer in accordance with the Purchase Agreement) will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  The transfer or assignment of this Note by the Purchaser is subject to the provisions of Section 10.5 of the Purchase Agreement, and so long as no Default or Event of Default exists, the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

This Note is subject to optional prepayment, in whole or from time to time in part, without penalty or premium, subject to the notice and other requirements as provided in Section 2.4(b) of the Purchase Agreement.

All accrued and unpaid interest on the outstanding principal balance of the Subordinated Note shall be due and payable in full on the Maturity Date, provided that (i) Purchaser may require a portion of such accrued interest to be paid in Interest Conversion Shares (as defined below) pursuant to Section 2.3(b) of the Purchase Agreement and as provided below in this Note, and (ii) upon any prepayment of this Note or any portion thereof, accrued and unpaid interest shall be payable with respect to the principal amount of this Note so prepaid on such date of prepayment (subject to the right of Purchaser as set forth in Section 2.3(b) of the Purchase Agreement to receive Interest Conversion Shares in lieu of cash interest).

Purchaser shall have the sole option (exercised in its sole discretion) to receive, in lieu of any cash interest payment otherwise due and payable hereunder, up to one-half (1/2) of such cash interest payment in the form of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, at the conversion rate of $1.50 per share.  Any such shares of Common Stock of the Company issued in lieu of a cash interest payment on this Note are referred to herein as “Interest Conversion Shares”.  Purchaser may exercise said option with respect to any accrued interest on this Note by notifying the Company in writing (which may be made by electronic email) of Purchaser’s election to receive shares of Common Stock of the Company in lieu of any cash interest payment at any time prior to the payment of such interest by the Company to Purchaser and within three (3) Business Days after such cash interest payment has been received by the Purchaser (in which case, Purchaser shall return such cash interest payment in exchange for the issuance and receipt of an appropriate amount of Interest Conversion Shares).

If an Event of Default occurs and is continuing, the principal of this Note and accrued interest on this Note may be accelerated and declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE COMPANY AGREES TO SUCH TERMS.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by Applicable Law and, in the event any such excess payment is made by the Company or received by Purchaser, such excess sum shall be credited as a payment of principal or, if no principal shall remain outstanding, shall be refunded to the Company.  It is the express intent hereof that Company shall not pay and Purchaser not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under Applicable Law.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

On and after the effective time of the consummation of the Reincorporation, all references herein to the “Company” shall be deemed to refer to Staffing 360 Solutions, Inc., a Delaware corporation, as successor by merger to the Company.

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Executive Chairman